EXHIBIT 1.1

RESTATED BY-LAWS OF IRSA INVERSIONES Y REPRESENTACIONES SOCIEDAD ANÓNIMA TITLE I. NAME, TERM OF DURATION AND DOMICILE. SECTION ONE: NAME. The Company shall operate under the name of "IRSA INVERSIONES Y REPRESENTACIONES SOCIEDAD ANÓNIMA". SECTION TWO: TERM OF DURATION: The term of duration of the Company shall expire on April 5, 2043. SECTION THREE: DOMICILE: The Company’s registered office shall be located in the City of Buenos Aires, Republic of Argentina, provided, however, that it shall be entitled to set up branches, agencies or any kind of representative offices within Argentina or abroad. TITLE II. PURPOSE. SECTION FOUR: PURPOSE: The Company’s purpose shall be to engage, either per se or through third parties, with third parties or associated with third parties or under contracts entered into with public or private physical or artificial persons, or by means of the organization and/or acquisition of artificial persons in the Republic of Argentina or abroad, in the following businesses: I) REAL ESTATE INVESTMENTS, OPERATION AND DEVELOPMENT: through the purchase, sale, swap, acquisition and/or conveyance for any valuable consideration, including permissions acquired by purchase, assignment, conveyance, possession, merger or a grant by the Government and the Company being, to that end, authorized to apply to the national, provincial and municipal governments, for permits and concessions for real estate fit for any use whatsoever, whether urban or rural, within or without Argentina, and/or through the creation, acquisition and/or conveyance, for any valuable consideration, of companies owning such real estate; development, subdivision, (including through the regime of condominium property), urbanization, lotting, organization, use, exploitation, marketing, and/or disposal (including through the regime of condominium property) pursuant to any legal means, contemplated in codified law or not, including purchase and sale, lease, trust, concession, lodging agreement, garage agreement, assignment, agreements pursuant to which real property and/or personal property or credits are created and/or conveyed, etc., over all kinds of real property, whether owned by the Company or by third parties, whether urban or rural, located within or without Argentina, for the purposes and/or uses which, subject to current rules and regulations, are deemed most advisable on a case by case basis, including but not limited to, homes, offices for enterprises and/or professionals, retail stores and/or shopping malls of any size, operation of hotels, apart-hotels, hostels, time-sharing, shopping centers, malls, business strips, multi-storey car parks, parking lots, lots, country clubs, private neighborhoods, private cemeteries, sports centers, entertainment centers, tourist attractions and/or entertainment centers, etc.; II) INVESTMENTS IN SECURITIES of any kind: through the purchase, sale, exchange, lease or any other type of authorized transaction involving shares, negotiable obligations, corporate or Government bonds, certificates of ownership interests in any type of assets, any type of securities, issued by the public or private sector, in Argentina or abroad, personal property and animals of any kind, intellectual property, letters patent, trademarks and industrial rights, designs, power supply and, overall, any other type of personal property and/or rights and the operation and use of such personal property and/or rights; III) CONSTRUCTION AND/OR OPERATION OF PUBLIC WORKS, SERVICES AND PROPERTY: to build, implement, carry out, operate and/or manage public works, public utilities and/or public property, either as a concessionaire, licensee or under any other legal title or modality, irrespective of the use thereof, to participate in concessions and/or licenses for public works and/or services and/or property and/or assets and to acquire ownership interests in investment companies that own interests in licensees or concessionaires; IV) REPRESENTATIONS: to accept and carry out representation assignments, agencies, commissions, consignments and/or business management; V) MANAGEMENT: to manage all types of real or personal property, funds, portfolios of loans, real or personal property, assets of any type, either owned by the Company or any third party, to run homeowners’ associations, parking spaces, garages, multi-storey car parks and parking lots, to carry out agency agreements and/or management assignments, to accept the position of trustee, etc.; VI) CONSTRUCTIONS: to build, recycle, refurbish, revamp, carry out, develop, etc. real property, either owned by the Company or any third party, in the private and in the public sector, irrespective of their use and in compliance with the applicable rules and regulations, through one or more professionals and/or representatives duly qualified and licensed to do so; VII) ADVICE: advise third parties on the activities mentioned in paragraphs I) to VI) of this Section, as well as on the planning and development of any kind of works, in all cases, as applicable, in compliance with the applicable laws, through qualified and duly licensed experts and/or representatives; and VIII) FINANCING for Real Estate Ventures and/or Projects and/or Works and/or Transactions: To grant loans to be applied to funding real estate undertakings, projects, works and/or developments, to third parties in the private or public sector and/or for the acquisition of real estate, either new or used, irrespective of the use to be given to such real estate, to make capital and/or technology and/or know how contributions for the same purposes already quoted, requesting, in each case, such collateral as may be deemed advisable; this expressly includes granting loans to the Company’s personnel, irrespective of their position and in accordance with the credit rating of each employee and subject to the establishment of security interest, either personal or real; all of which shall be in compliance with the applicable rules and regulations and to the extent such transactions do not fall within the scope of the Law of Financial Institutions of Argentina.

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IX) FINANCING, CREATION, DEVELOPMENT AND OPERATION OF INTERNET-RELATED UNDERTAKINGS, SITES OR PROJECTS: To finance, create, develop and/or operate any type of Internet undertaking, project or site, related, supplementary or ancillary to any of the activities described in the preceding paragraphs I) through VIII). SECTION FIVE: MEANS FOR FULFILLMENT OF CORPORATE PURPOSE: A) For the better fulfillment of its corporate purpose, the Company shall have full legal capacity to acquire rights, undertake obligations and carry out any kind of legal acts related to its corporate purpose and not expressly prohibited by the laws or these Bylaws. B) In particular, the Company may: 1) Acquire through purchase or under any other title, real or personal property and any kind of rights, titles, shares or securities and sell, assign, exchange or otherwise dispose of them under any title, or give them as collateral and encumber them, including by way of guarantee trusts, mortgage, pledge or any other in rem right, and set up easements thereon; 2) Associate with third parties, be they physical or artificial persons, by organizing companies or acquiring interests in companies, entering into temporary business union or pooling agreements; 3) Enter into any kinds of contracts; 4) undertake any kind of obligations, including loans, and execute any kind of transactions with official or private banks, whether national or foreign, international credit agencies and/or any other kind of institutions; 5) Grant commercial loans related to its business; 6) Take and grant powers of attorney; 7) Accept and make donations; 8) Issue negotiable obligations and other debt securities, in Argentina or abroad, denominated in any currency, either secured or unsecured and convertible or not into shares of the Company, as well as other securities. C) In furtherance of the development of the activities included in its corporate purpose, the Company shall be entitled to organize companies or have interests in public or private artificial persons, domiciled in Argentina or abroad. TITLE III. CAPITAL AND SHARES. SECTION SIX: CAPITAL: The movements in the corporate capital shall be reflected in the Company’s balance sheets, indicating authorized amount, class and category of shares, par value thereof and number of votes per share. SECTION SEVEN: SHARES: A) The Company’s shares are designated as common, book-entry shares of one peso ($1) par value each, entitled to one (1) vote per share. B) The Company may issue preferred shares, either with or without voting rights, which shall be issued in book-entry form. Preferred shares shall be entitled to a preferred dividend, either cumulative or not, pursuant to their terms of issue. Preferred shares may also be entitled to an additional share in the net income. SECTION EIGHT: ISSUE OF SHARES: A) The capital may be increased by resolution of the general ordinary shareholders’ meeting. B) Each issue of shares shall be implemented in compliance with the rules of the Argentine Securities Commission, the Exchanges where the Company’s shares are listed, and the Superintendency of Corporations, as well as such foreign rules as may be applicable. Any resolution to increase the stock capital shall be formalized in a notarial instrument, unless otherwise resolved by the Shareholders’ Meeting on each opportunity, and recorded in the Public Registry of Commerce. C) The Shareholders’ Meeting that resolves upon the issue shall determine the features of the shares to be issued, and may delegate on the Board of Directors the power to determine the time of issue, method and conditions of payment, and delegate any other powers permitted by applicable laws and regulations. D) In the event of an increase in the capital stock or convertible negotiable obligations publicly offered pursuant to Law No. 27,440, the preemptive right set forth in Section 194, Law No. 19,550, restated in 1984, as amended, and Section 11, Law No. 23,576, as amended, shall be exercised exclusively through the placement procedure established in the relevant public offering memorandum without giving effect to the term set forth in such section; holders of shares and convertible negotiable obligations who are beneficiaries of preemptive rights shall have priority in the allocation up to the amount of shares to which they are entitled based on their shareholdings percentages. This shall apply always provided that the purchase orders submitted by the shareholders or holders of convertible negotiable obligations who are beneficiaries of preemptive rights (i) contain such price as arises from the placement procedure or a specified price equal to or higher than the subscription price specified in the public offering; and/or (ii) the shareholders or holders of convertible negotiable obligations who are beneficiaries of preemptive rights express their intention to subscribe the shares at such placement price as determined pursuant to the placement procedure adopted. In addition, the holders of shares who exercise their preemptive rights shall have accretion rights for the same term as the preemptive rights in the event that, upon expiration of the term for exercising preemptive rights, there is a remaining balance of unsubscribed shares; accretion rights shall be exercised concurrently with preemptive rights. E) Should any capital increase be levied by any tax in the future, it shall be paid on the date of execution of the corresponding registration documents.

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SECTION NINE: SHARE TRANSFERS: 1. Share Transferability. 1.1. Freedom of conveyance; Limitations. The transfer of Company´s shares is not subject to any limitation, except in the situations described in paragraphs 2. and 3. as in such cases the relevant provisions under this section shall apply. Such relevant provisions are related in scope to the limitations upon transferability contemplated in Section 214 of Law No. 19,550. It is expressly clarified that such limitation shall apply to: (i) the tender offers regulated by Law No. 26,831, as amended, the General Resolutions issued by the Argentine Securities Commission (CNV) and/or any other regulation that may amend, supplement or replace them; (ii) the subscription of shares or any other mechanism that permits the effective acquisition or subscription of shares. 1.2. Scope of application. In the application of this section to the mandatory requirements imposed on tender offers, shares shall be understood to refer to (i) share coupons that confer the right to the delivery of shares; (ii) overall, any other instrument or right exercised that entitles to the delivery of shares, including warrants or purchase options, convertible securities or similar securities that enable the acquisition of shares with voting rights; and (iii) Global Depositary Receipts or American Depositary Receipts. From this point onwards, the use in this section of the term securities, shares or any variation thereof shall be understood to have the scope described in the preceding paragraphs. 2. Takeovers. 2.1. Acquisitions of Controlling Interests. Relevant Acquisitions. For the benefit of the Company and of the shareholders who would be adversely affected by a takeover of the Company without payment of sufficient valuable consideration (control premium) if the provisions in paragraph 3. are not complied with, direct or indirect acquisitions of shares that may allow the purchaser to obtain a controlling interest over the Company (takeovers) shall be prohibited. And, even if such control were not conferred, if the shares intended for acquisition were to represent, in the aggregate, thirty-five per cent (35%) or more of capital stock, with the intended acquisition being for such percentage or for a lower percentage which on top of previously acquired shareholdings would reach or exceed 35% (relevant acquisitions), acquisitions shall be prohibited. 2.2. Exclusions. The following cases shall be excluded from the requirements described in paragraph 3: (i) acquisitions by existing shareholders or by those exercising control over shares or convertible securities in accordance with the provisions of Law No. 26,831, as amended, irrespective of the application of the regulations imposed by the Argentine Securities Commission; and (ii) when shareholdings exceed thirty-five per cent (35%) of the Company’s capital stock, to the extent such excess is due to a distribution of shares or share dividends resolved by the Company’s Shareholders’ Meeting with the requisite majorities mandatory when dealing with extraordinary items on the agenda or in the framework of an issuance of shares as a result of a merger approved by the Company’s Shareholders’ Meeting, subject, in both cases, to the disposal of such excess shareholdings on the earlier of a term of one hundred and eighty days (180 days) counted from the moment the shareholdings were credited to the shareholders’ account or prior to holding any Shareholders’ Meeting. 3. Takeover Bid (“OPA” in Spanish). 3.1. Definition. For all purposes of this section, irrespective of the application of the Regulations of the Argentine Securities Commission to other cases not included herein- as is the case of sub-paragraph 2.2. in the preceding paragraph-, tender offers (OPA in Spanish) shall be understood to refer to those pursuant to which, considering all the actions taken, an individual, a legal entity or a group of individuals or legal entities that make the tender offer, aim to obtain an amount of shares such that control over the Company shall be obtained or either a portion of the capital stock equal to or higher than thirty-five per cent (35%), even when such portion of capital stock were not in itself sufficient to obtain control over the Company. For all the purposes of this section, the following holdings shall be accumulated: those in the possession of individuals or legal entities acting in concert or under common management, or being the bidder’s controlling or controlled companies as well as holdings in trusts in which the bidder and/or any individual or legal entity acting in concert or under common management or being the bidder’s controlling or controlled company are directly or indirectly beneficiaries or holders of voting rights. Without prejudice to any penalties that may be imposed on the parties that acting in concert though failing to express such actions in conformity with applicable statutory and regulatory requirements and the definition of action in concert as set forth in Law No. 26,831 and the regulations of the Argentine Securities Commission, an action in concert shall be presumed to exist when: (i) in the case of individuals, there is relationship either by blood or by marriage up to the fourth degree; (ii) in the case of legal entities or other bodies corporate, when there is a common controlling entity, or when, at least one third of the management members are the same in those legal entities or bodies corporate. The above notwithstanding, it is expressly understood that no action in concert shall be presumed when there are holdings accumulated by group investment entities with at least 100 members in each one which, and even while under common management, do not exceed forty-five per cent (45%) of the Company’s capital stock and provided that such institutions expressly represent that they do not aim to obtain or exercise control over the Company. 3.2. Requirements and Procedure. 3.2.1. Notice to the Company; content, elements and information. Irrespective of the submission of the tender offer to the Argentine Securities Commission by the bidder, the bidder must simultaneously with such submission, serve the Company with a written notice of the tender offer it intends to make. The notice shall notify the Company, through a filing addressed to its Board of Directors, of all the terms and conditions of any agreement or preliminary agreement entered or intended to be entered between the bidder and a Company shareholder under which the bidder would be in the situation described in subparagraph 2.1. of the preceding paragraph (hereinafter the “Preliminary Agreement”) in the event of consummation. In addition, the notice to be served upon the Company shall be accompanied through any reliable means by the following information and elements: (i) The bidder’s identity, nationality, domicile and telephone number; (ii) Should the bidder be a group of individuals, the identity and domicile of each one of them and those of the managers of each person or entity making up the group, including the identity of the controlling entity of the bidder; (iii) The consideration offered in exchange for the shares and/or securities, expressly itemized pursuant to the relevant mechanism chosen from amongst those described in paragraph 4 (Price) as well as the origin of the funds required to comply with the covenants arising from the tender offer, together with the guarantees to be granted for compliance with the obligations under the tender offer. If the tender offer were subject to the effective acquisition of a minimum number of shares or convertible securities, such minimum number is to be stated, except in the event that, due to their characteristics, such requirement were not applicable to them, pursuant to the provisions set forth in Law No. 26,831, as amended, and the regulations of the Argentine Securities Commission;

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(iv) The term during which the tender offer shall be in force, which should be the maximum term authorized by the regulations of the Argentine Securities Commission, computed as therein established; (v) An express statement that the tender offer is to be open to all shareholders and that the bidder takes on an irrevocable obligation to acquire all the shares offered subject to the sole condition that the aggregate bid is to exceed the minimum amount informed, except in the event referred to in subsection (iii) above; (vi) An express waiver of the right to assert any claim whatsoever that may arise from the withdrawal of any acceptance provided that such withdrawal were to take place during the term of legal validity of the tender offer (vii) The formal requirements to be met by the acceptance of the tender offer, which must necessarily include the complete identity of the shareholder, the number of shares whose sale has been accepted as well as the establishment by the shareholder tendering acceptance of a domicile of choice for purposes of this section nine; (viii) The accounting records provided for in sections 67 and 234, sub-section 1 of Law No. 19,550 for the last three (3) fiscal years of the bidder or bidders and of their controlling entities, with the minutes documenting approval, if applicable, or the filing of similar documentation in the event the bidder were a person not governed by the provisions of Law No. 19,550; (ix) The policies that the bidder and its controlling entities have in place as regards the distribution of dividends, the formation of reserves, either voluntary or pursuant to the by-laws, if any, when such policies may not be clearly surmised from the accounting documentation or when they have been agreed upon pursuant to agreements amongst the shareholders, and if this were the case, a copy of these agreements must be provided as well and the policies in that respect that the bidder intends to establish in the event the tender offer were successful; (x) The funds necessary for the Company to incur the expenses inherent in transmitting such information to the shareholders; (xi) The statement by the bidder that the tender offer is not within the scope of Law No. 25,156, Defense of Competition or any rule that replaces it, or, if applicable, a copy of all the documentation filed with the antitrust authorities or a commitment to file such documentation simultaneously with the antitrust authorities and with the Company; (xii) a covenant by the bidder that it will provide the Company with any documentation required to be filed with the Argentine Securities Commission or other regulatory agencies in Argentina or abroad in relation to the tender offer simultaneously upon filing such documentation with any such authorities; and; (xiii) a detail of any prior acquisition of shares in the Company by the bidder, by all the individuals or legal entities that had acted in concert or under common management, either as the bidder’s controlled or controlling entities, and the acquisitions of shares by trusts in which the bidder, all the individuals or legal entities that may have acted in concert or under common management, either as the bidder’s controlled or controlling entities are beneficiaries or holders of voting rights, with a copy of any filing with the Argentine Securities Commission or any other foreign regulatory agency in relation with such acquisition. As a condition precedent for the procedure to continue, and within a term no shorter than 5 (five) business days, the Board of Directors shall require, if applicable, that any related information be completed or clarified and it may also request any other additional information or elements when the Board deems it necessary to be better informed and to proceed to a better assessment of the bid, in compliance with the Board’s fiduciary duties to the shareholders and for the benefit of the Company’s interests. 3.2.2. Publications. Term of the tender offer. Upon filing the tender offer with the Argentine Securities Commission and serving notice thereof on the Company, the bidder must simultaneously publish a notice containing substantially all the information detailed above, as well as any other information as may be determined by the regulations of the Argentine Securities Commission. The notice is to be published for the term and in the media determined by the regulations of the Argentine Securities Commission and additionally, for three (3) days, at a minimum, in a newspaper of general circulation in the City of New York and in any other city in whose stock exchange or market the Company’s shares or securities are listed or traded, without prejudice of the bidder’s duty to comply with any applicable rules and regulations established by foreign authorities. The term of the tender offer shall be the maximum term admitted by the regulations of the Argentine Securities Commission and, once the authorization to make the tender offer has been granted by the Argentine Securities Commission, it shall start to be computed from the day immediately following the last publication referred to above. 3.2.3. Report by the Board of Directors. Notice to the addressees of the tender offer. Within ten (10) business days of receipt of the communication mentioned in 3.2.1., or, if longer, such other term as set forth in the regulations of the Argentine Securities Commission, or, if all its requirements have been met, as applicable, the Board of Directors shall draft and approve an in-depth report of the implications and likely forecasts of the tender offer that, in the Board´s opinion, would result for Company and the shareholders with a specific and duly grounded opinion on the suitability of the transaction proposed for the interests of the Company and the ensuing recommendation that the Board of Directors deems advisable, which shall be accompanied by one or more independent appraisal reports. Such report must also contain (i) the Board of Directors’ opinion on the reasonableness of the price offered in the tender offer and a technical recommendation whether to accept or reject the bid, (ii) information on any decision, either made or to be made or under study that has a reasonable likelihood of succeeding and that in the opinion of the Board is relevant for the purpose of accepting or rejecting the bid and, (iii) information on the acceptance or rejection of the tender offer intended by the Directors - including the Directors members of the Executive Committee - and by first line managers who are shareholders in the Company, complying with the publications and filings with the Argentine Securities Commission and Bolsas y Mercados Argentinos S.A. or any authorized exchange where the Company’s securities are listed or traded. 4. Price.

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The price per share shall be the same, it shall be monetary and may not be less than the highest price per share or security resulting from any of the following: (i) the highest price per share paid by the bidder, or on behalf of the bidder, for any acquisition of shares within 2 (two) years preceding the notice mentioned in 3.2.1., adjusted to reflect any stock-split, share dividend, subdivision, creation of classes and/or reclassification thereof or any reclassification that affects or relates to the shares; (ii) the highest selling price at closing during the thirty-day period immediately preceding the notice mentioned above, of one share as listed in Bolsas y Mercados Argentinos S.A., in each case adjusted to reflect any of the contingencies listed in clause (i) above, affecting or relating to the shares and/or convertible securities; (iii) the highest price resulting from the calculation made as explained in (i) and (ii) above, multiplied by a coefficient resulting from such price and the lowest price in the two-year period prior to the period referred in (i) above or (ii) above, as applicable. In each case, the price shall be adjusted taking into account any of the contingencies explained in clause (i) above affecting or relating to the shares and/or convertible securities; (iv) earnings per share recorded by the Company during the last four fiscal quarters complete and known and immediately preceding the date on which the notice of the tender offer was served upon the Company multiplied by the highest price/earnings ratio recorded by the Company in the two-year period immediately preceding the date of the notice referred to above. Said figures shall be determined on the basis of the average listed price of the Company’s shares and the earnings of the last four fiscal quarters known upon determination; and (v) the book value of the Company’s shares at the time it was served with the notice of the tender offer, multiplied by the highest coefficient resulting from the ratio between the price of the Company’s share and the most recent book value known at the time of each calculation in the two years preceding the notice of the tender offer served on the Company. 5. Withdrawal. The shareholders or holders of securities who accepted the tender offer may withdraw such acceptance throughout the remaining period of validity of the tender offer and the bidder shall have no right to assert any claim whatsoever. Withdrawals of the acceptance are to be notified to the bidder in the domicile informed in the notice of the tender offer served on the Company; in the event there was more than one bidder, such notice of withdrawal shall be valid when served upon any of them. 6. Scope of the acquisition. The bidder shall acquire all the shares in the possession of all the shareholders who accepted the tender offer. If the number of such shares were less than the minimum number fixed by the bidder as a condition to proceed to the acquisition, the bidder may withdraw the bid, provided that it is not a tender offer exempted from such requirement pursuant to subsection 3.2.1.(iii) above. 7. Outcome of the tender offer. Within 48 (forty-eight) hours of expiration of the term of legal validity of the tender offer, or simultaneously with the communications that are to be sent in conformity with the regulations of the Argentine Securities Commission, the bidder must notify the Company, by any reliable means, of the acceptances tendered, detailing for each one of them the information related to the party tendering the acceptance as described in 3.2.1. (vii). The Board of Directors shall make such information available to the shareholders in the Company's registered office and shall publish it for one (1) day in the same media referred to in 3.2.2. 8. Non-compliance with the requirements. The acquisitions that do not meet the requirements set forth in this section may not be enforced against the Company and they shall not be entered in the Company’s Stock Register irrespective of whether this register is kept by the Company or by a third party. If the Stock Register were kept by a third party, any relevant entries shall be made only when the Board of Directors has by any reliable means notified the entity responsible for keeping the Stock Register that the procedure is complete and that all applicable requirements have been met. Irrespective of this preceding sentence, shares acquired in breach of the provisions in this section, even if entered in the Stock Register, shall have no voting and other non-financial rights or financial rights until the situation relating to acquisition thereof has been duly regularized. Neither shall they be computed in order to determine quorum in the Company’s shareholders’ meetings. 9. Consideration of tender offers in which consideration does not meet the requirements specified in paragraph 4 of this Section Nine. If all other requirements imposed on tender offers in accordance with this Section Nine have been met but the consideration tendered in exchange for the shares does not meet the requirements specified in paragraph 4 of this Section Nine, and if such tender offer were exempted pursuant to subsection 3.2.1. (iii) above, the Board of Directors shall publish the existence of such tender offer for two (2) days in the Bulletin of the Buenos Aires Stock Exchange and in two other publications of general information for investors. If, within 45 (forty-five) days subsequent to publication of the tender offer, at minimum 15% (fifteen per cent) of the shareholders so requested, at its cost, the Company shall: (i) hire a leading investment bank to be proposed by the shareholders who made the request for such bank to analyze the tender offer and to issue an opinion on the value of the Company’s shares and (ii) call, as soon as practicable after receipt of such opinion, a shareholders’ meeting in order to consider any amendments to the by-laws that may be required to accept the bid. Irrespective of these provisions, the limitations upon transfers of shares contemplated in this Section Nine as regards the consideration tendered in exchange, shall not be applicable when the bidder has obtained the express and written agreement of the shareholders representing a percentage of capital stock and votes not below 51% (fifty-one per cent), in which assumption there shall be no need to hire an investment bank or to obtain a resolution by the shareholders’ meeting. For all the purposes of this section nine, the shares acquired by the Company shall be considered excluded from the calculation bases used to compute majorities.

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SECTION TEN: PUBLIC OFFERING. The Company may publicly offer its shares in any Argentine or foreign Stock Exchange or Securities or Over-the-Counter Market, by fulfilling all the necessary requirements and procedures. TITLE IV. NEGOTIABLE OBLIGATIONS AND OTHER SECURITIES. SECTION ELEVEN: NEGOTIABLE OBLIGATIONS. OTHER SECURITIES. (A) The Company may issue, either in Argentina or abroad, negotiable obligations or other securities, either typical or atypical in accordance with Law No. 19,550 and any special statutes that may apply. (B) The issue may be decided (i) by an ordinary or extraordinary general shareholders’ meeting, whichever applies, according to the applicable legislation, or (ii) by the Board of Directors as long as it is authorized under the legislation in force. When the decision is made by the Shareholders’ Meeting, it may delegate upon the Board of Directors to decide on any or all of the conditions of the issue, pursuant to the applicable legislation. (C) The Company may issue other securities, as permitted by applicable laws, which may be convertible into shares or not. In the case of convertible securities, shareholders shall have preemptive rights, to the extent permitted by the applicable legislation. (D) The Company is also authorized to create classes of shares representing an ownership interest in compliance with the regulations set forth by the Argentine Securities Commission. TITLE V. MANAGEMENT AND ADMINISTRATION. SECTION TWELVE: BOARD OF DIRECTORS: A) Management and administration of the Company’s business is vested in the Board of Directors consisting of such number of members as determined by the shareholders’ meeting, between a minimum of six (6) and a maximum of fifteen (15) regular members, and an equal or smaller number of Alternate Directors who shall replace Regular Directors for any reason, in their order of election. B) One third out of the total number of Directors shall be replaced each year, and directors constituting each one-third out of the total number will serve for a term of three fiscal years. Directors may be reelected indefinitely. For such purpose, the General Ordinary Shareholders’ Meeting that deals with the financial statements as of June 30, 2022 shall determine the initial term of office of the Directors to be elected and shall appoint, for such time only, one third for one fiscal year, one third for two fiscal years, and one third for three fiscal years, so as to satisfy the above mentioned requirement. Without detriment to the foregoing, each Ordinary Shareholders’ Meeting to be held thereafter may decide in each particular case an increase or reduction in the number of Directors (within the minimum and maximum number set forth in this Section) for a term of three fiscal years or such lesser number of fiscal years as may be applicable to give effect to the renewal by thirds at the next ordinary shareholders’ meeting. If at any Ordinary Shareholders’ Meeting the number of directors established were such that, divided by three, would not result in a whole number, such Shareholders’ Meeting may establish the term of office of the Board members so that the term of one- third of them expires at the closing of the following fiscal year, the term of the second third of the Board members expires at the closing of the second following fiscal year, and the term of remaining number of Board members expires in the third fiscal year. For purposes of calculating each one-third, the whole number that is closest to one third shall be considered. C) Notwithstanding rules requiring election by cumulative vote, the Directors shall be elected by slate, so long as no shareholder objects. In the event a shareholder objects, voting shall be for each individual nominee. The slate or individual nominees, as the case may be, shall be elected upon receiving a majority of votes. If no slate were to obtain a majority, there shall be a new vote between the two slates or individual nominees receiving the most votes, and the slate or individual nominees with the most votes shall be deemed elected. SECTION THIRTEEN: Regular directors shall deposit in the nature of guarantee for the performance of their duties at least Pesos ten thousand ($ 10,000) or the equivalent thereof in government securities, or where appropriate, through any of the options permitted by the applicable law. SECTION FOURTEEN: VACANCIES. If any position on the Board of Directors becomes vacant in the event of death, disability, disqualification, resignation, removal or temporary absence of one or more Regular Directors, and provided there are no Alternate Directors available, preventing the Board from holding sessions validly, the Supervisory Committee shall designate Directors to fill all such vacancies until the next general ordinary shareholders’ meeting is held. SECTION FIFTEEN: DISTRIBUTION OF POSITIONS. At the first Board of Directors’ meeting, after each general ordinary shareholders’ meeting, the Board of Directors shall appoint, from amongst its members, the Regular Directors who shall hold the offices of Chairman, First Vice-Chairman and Second Vice-Chairman. SECTION SIXTEEN: MEETINGS. A) The Board of Directors shall meet with the minimum frequency required by the applicable law; provided, however, that the Chairman or his substitute may call a meeting whenever it is deemed advisable or at the request of any Board member. B) Notices of meetings shall be given by the Chairman, or his substitute, in writing, including by electronic means, specifying the Agenda to be discussed at the meeting. C) The Board of Directors shall enter all decisions adopted in a minute book maintained in physical or digital format, in either case complying with the formalities set forth in the applicable legal provisions in force. The Company’s Board of Directors may act with its members present in person or communicated with one another by other means of simultaneous transmission of sound, images and words, either existing at present or to be created in the future, in accordance with the laws in force. Board members participating through remote communication shall be deemed present for purposes of quorum. The supervisory committee shall exercise its powers throughout the meeting held remotely, either partially or entirely, and shall put on record the regularity in communication among attendees and the legality of the resolutions adopted, ensuring compliance with the rules set forth in the laws, the regulations and these by-laws. In any event, board minutes shall reflect the type of attendance in the case of members participating from a remote location. In the case of Board meetings remotely held where all members of the Board of Directors are in remote attendance, minutes shall be transcribed in the relevant corporate book and signed within a term of five (5) business days after the date of the meeting by the legal representative and one representative of the supervisory committee. In the case of Board meetings held by members participating from a remote location and members personally present at the registered office or any other location within the jurisdiction of the Company, as specified in the notice of the meeting, minutes shall be signed by the legal representative, the directors present and one representative of the supervisory committee.

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SECTION SEVENTEEN: QUORUM AND MAJORITIES. (A) Quorum for a meeting of the Board of Directors is the absolute majority of its regular members or alternates substituting for regular members. (B) Resolutions of the Board of Directors shall be adopted by the affirmative vote of a majority of the Directors in attendance, including, for purpose of determining such majority, directors present by means of simultaneous transmission of sound or images and sound, either existing at present or to be created in the future, in accordance with the laws in force. In case of tie votes, the Chairman or the person substituting for the Chairman shall be entitled to a casting vote. (C) The Resolutions of the Board of Directors shall be deemed validly adopted if quorum had been formed as stipulated in paragraph B) hereinabove. SECTION EIGHTEEN: POWERS OF THE BOARD OF DIRECTORS. The Board of Directors has broad powers to organize, manage and direct the Company, including matters requiring special powers, according to section 1881 of the Civil Code and section 9 of Decree-Law No. 5965/63. As a result, the Board of Directors may enter into any legal act necessary to fulfill the corporate purpose on behalf of the Company, including purchasing, selling, exchanging and leasing personal or real property of any kind, with powers to set up any kind of in rem rights, grant or receive any pledge, mortgage, personal or other guarantees; enter into any kind of private contracts necessary to fulfill the corporate purpose; give or receive money or security loans, operate with any kind of official or private bank, financial company or entity, national or foreign; issue, endorse or discount promissory notes, bills of exchange and checks on funds or overdrafts; grant and revoke general and special powers of attorney, for court matters, management or other purposes, with broad powers, with or without substitution authority; appoint and remove managers, fixing their salaries and powers; commence, pursue, respond or withdraw complaints or criminal actions; and in general, take any legal steps as may be necessary in connection with the purpose of the Company. The Board of Directors shall be further empowered to call shareholders’ meetings, either general or special, ordinary or extraordinary, as the case may be, establishing the agenda, and shall annually submit to the consideration of the annual ordinary shareholders’ meeting, the annual report and financial statements corresponding to the running fiscal year within the legal term and in due form. The foregoing enumeration is not limitative. Therefore the Board of Directors may, in general, enter into any transaction, act or contract related to the corporate purpose in compliance with the laws. The authority to answer interrogatories during legal proceedings or arbitration shall be vested in the Chairman or on the First or Second Vice-Chairman or in the person/s generally or specially appointed by the Board of Directors. SECTION NINETEEN: REPRESENTATION OF THE COMPANY. The representation of the Company is exercised: (A) by the Chairman of the Board of Directors or his (her) substitute in accordance with these By-laws, or (B) by any two of the remaining Regular Directors acting jointly. In this latter case, the Directors acting on behalf of the Company shall require authorization as recorded in the minutes of the meeting of the Board of Directors in which the act involved is authorized. In order to respond to interrogatories in legal proceedings on behalf of the Company, the provisions in the final part of SECTION EIGHTEEN shall apply. SECTION TWENTY: CHAIRMAN. In addition to the powers and duties concerning any Regular Director, the Chairman shall represent the Company under the provisions set forth in the previous section, and has a casting vote in the event of a tie at a meeting of the Board of Directors. The Chairman shall have the duty to comply with and cause the Company to comply with applicable laws, decrees and other regulations, these By-laws and shareholders’ and Board of Directors’ resolutions. SECTION TWENTY-ONE: VICE-CHAIRMAN: (A) The First Vice Chairman shall replace the Chairman in the event of death, disability, disqualification, resignation, removal, or absence, whether permanent or temporary. (B) Should the First Vice Chairman be unable to assume the duties of the Chairman for any of the foregoing reasons, the Second Vice Chairman shall replace the Chairman. (C) In any event, with the exception of a temporary absence, the Board of Directors shall elect a new Chairman within thirty days after the vacancy arose. SECTION TWENTY-TWO: COMMITTEES. A) AUDIT COMMITTEE: The Company shall have an Audit Committee which shall act as a plural body. It shall be composed of three regular directors, who shall be elected by the Board of Directors from among its members, and an equal or lesser number of alternate directors, who shall be elected by the Board of Directors from among its members. All of its members shall be independent. The Audit Committee may act with the members present in person or communicated with one another by means of simultaneous transmission of sound, images and words, either existing at present or to be created in the future, in accordance with the laws in force. Members participating through remote communication shall be deemed present for purposes of quorum. Resolutions of the Audit Committee shall be adopted by the affirmative vote of a majority of members in attendance, including, for purpose of determining such majority, members present by remote communication. In any event, the minutes to be drafted shall reflect the type of attendance in the case of members participating from a remote location, further indicating the features of the means of communication. In the case of Audit Committee’s meetings held remotely where all members of such Committee are in remote attendance, minutes shall be transcribed and signed within a term of five (5) business days after the date of the meeting by one member of the Audit Committee appointed for such purpose and the representative of the supervisory committee, who shall put on record that he attended the meeting and verified the regularity in the remote communication and that resolutions were adopted in compliance with the guidelines set forth in this section. In the case of Audit Committee´s meetings held by members participating from a remote location and members personally present at the registered office or any other location within the jurisdiction of the Company, as specified in the notice of the meeting, minutes shall be signed by the members present and one representative of the supervisory committee who shall put on record that he attended the meeting and verified the regularity in the remote communication and that resolutions were adopted in compliance with the guidelines set forth in this section. The Audit Committee shall make its own internal regulations. The remaining members of the Board of Directors and the statutory auditors may attend the Committee’s meetings with a right to speak but without a right to vote thereat. The Audit Committee shall be vested with the powers and shall have the duties stipulated in Section 110 of Law No. 26,831 on Capital Markets and in Article V, Chapter III, Title II of the Argentine Securities Commission Rules as well as any other powers and duties as may be determined in the future.

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B) EXECUTIVE COMMITTEE. (A) The day-to-day business of the Company shall be managed by an Executive Committee formed by a minimum of five (5) and a maximum of nine (9) regular members. At the first meeting of the Board of Directors held after the Ordinary General Shareholders´ Meeting, regular members of the Executive Committee shall be elected from among the Board members. The Chairman and the two Vice-Chairmen of the Board of Directors shall necessarily be members of the Executive Committee. An equal or lesser number of alternate members may also be elected –who shall be one or more Regular Directors-, who shall serve on the Executive Committee in the event of a temporary or permanent vacancy of any of its regular members. Members of the Executive Committee shall hold office until they are replaced by a decision of the Board of Directors. If any regular director of the Company ceases to hold office as such, for any reason whatsoever, such circumstance will automatically result in the termination of office as member of the Executive Committee, without the need for an express decision. (B) The Executive Committee shall, at its first meeting, designate from among its members a Chairman and a Vice-Chairman who shall replace the Chairman in the event of absence or permanent or temporary inability to discharge such duties. (C) Quorum at a meeting of the Executive Committee shall be met by the attendance of three (3) members and resolutions shall be adopted by majority vote. In case of tie votes, the Chairman or the person substituting for the Chairman is entitled to a casting vote. The Executive Committee may act with the members present in person or communicated with one another by means of simultaneous transmission of sound, images and words, either existing at present or to be created in the future, in accordance with the laws in force. Members participating through remote communication shall be deemed present for purposes of quorum. Resolutions of the Executive Committee shall be adopted by the affirmative vote of a majority of members in attendance, including, for purpose of determining such majority, members present by remote communication. In any event, the minutes to be drafted shall reflect the type of attendance in the case of members participating from a remote location, further indicating the features of the means of communication. In the case of Executive Committee’s meetings held remotely where all members of such Committee are in remote attendance, minutes shall be transcribed in the relevant corporate book and signed within a term of five (5) business days after the date of the meeting by the Chairman of the Executive Committee and one representative of the supervisory committee. In the case of Executive Committee´s meetings held by members participating from a remote location and members personally present at the registered office or any other location within the jurisdiction of the Company, minutes shall be transcribed and signed within a term of five (5) business days after the date of the meeting by the members present and the representative of the supervisory committee. In the case of meetings held remotely, either partially or entirely, the representative of the supervisory committee present at the meeting shall put on record that he attended the meeting and verified the regularity in the remote communication and that resolutions were validly adopted, ensuring compliance with the rules set forth in the laws, the regulations and these by-laws. (D) The Executive Committee, at its first meeting, shall establish the frequency of its meetings, irrespective of the meetings to be held when summoned by its Chairman or the person substituting for the Chairman or in response to a request by any of its members, to be complied with within a term of forty-eight (48) hours. Under no circumstances shall these meetings require an agenda previously established and informed. Evidence of these meetings shall be recorded in a minute book maintained in physical or digital format, in either case complying with the formalities set forth in the applicable legal provisions in force. (E) The Executive Committee may apportion its duties by creating special Sub-committees made up of three (3) members who may be replaced by the alternate member referred to above. The sub-committees shall abide by the rules of operation previously set forth. (F) Notwithstanding the powers granted to the Board of Directors either by law or these by-laws, the Executive Committee shall manage the day-to-day businesses which are not directly managed by the Board of Directors within the purview of its original authority or by delegation. As a result, the Executive Committee may: (1) subject to the strategic objectives established and the decisions made by the Board of Directors, develop and implement the business, credit, financial and human resources policies to be abided by the Company, as well as any other policy related to the Company’s corporate purpose, executing and conducting, as applicable, with sufficient representation powers, any agreement and transaction as may be necessary, including those requiring the execution of a notarial instrument, (2) subject to the structural guidelines to be established by the Board of Directors, create, maintain, remove, restructure or transfer any administrative and functional areas and divisions within the Company; (3) Create Special Committees, appoint Executive Vice Chairmen, Executive Directors and/or analogous functional structures or levels, appoint the persons who shall fill such positions and determine the scope of their duties; 4) Approve the Company’s headcount, appoint managers, including the general manager and deputy managers and determine their duties, hire personnel of any rank or hierarchy, establish the levels of compensation to be earned by each position on the payroll as well as their working conditions and adopt any other decision related to the Company’s human resources, including promotions and dismissals, with the Chairman of the Executive Committee being authorized to decide transfers, relocations and/or removals and to impose any penalties as may be appropriate; 5) Propose to the Board of Directors the creation, opening, transfer or closure of branches, agencies or representative offices, within or without Argentina, as well as any initial ownership interests, including pursuant to acquisition, in other companies domiciled in Argentina or abroad and the disposition, either in whole or in part, of any ownership interests related thereto and supervise the operation of all of them, giving instructions as applicable in relation to the exercise of corporate rights; 6) Manage and dispose of corporate property on the basis of the general guidelines established by the Board of Directors and irrespective of the authority vested in the Board and, with the same scope, borrow funds to apply them to the Company’s business; 7) Prepare and submit to the consideration of the Board of Directors any plans necessary to develop the policies referred to in sub-section 1) of this paragraph as well as the regime applicable to contracts, the annual budget and the estimates related to expenses, investments and levels of indebtedness; 8) Approve any reduction, stay, refinancing, novation, debt cancellation and/or waiver of rights whenever necessary and/or advisable in the ordinary course of the corporate business; 9) Establish its own internal regulations, if deemed necessary. The preceding list is merely illustrative and the Executive Committee is authorized to carry out any necessary actions that are inherent in the ordinary course of the corporate business. It is expressly understood that the above responsibilities may be discharged by assigning them to the Special Committees to be created as contemplated in paragraph E). Irrespective of the authority vested in the Board of Directors and the Company’s legal representatives, the minutes of the Executive Committee´s meetings shall be sufficient documentation to authorize the conduct of any ordinary transaction of the Company, only excluding those transactions involving amounts in excess of 10% of the Company’s net shareholders’ equity, calculated in accordance with the most recent audited financial statements available at the time of the transaction.

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TITLE VI. SUPERVISION. SECTION TWENTY-THREE: SUPERVISORY COMMITTEE. A) The Company’s supervision is the responsibility of a Supervisory Committee formed by three (3) Regular and three (3) Alternate members elected at the General Ordinary shareholders’ meeting. At its first meeting following the General Ordinary Shareholders’ Meeting, the Supervisory Committee shall appoint a Chairman from among its members. B) Members shall be elected for a term of one (1) fiscal year. C) The Supervisory Committee shall act upon the vote of the absolute majority of its members present in person or communicated with one another by other means of simultaneous transmission of sound, images and words, either existing at present or to be created in the future, in accordance with the laws in force. Resolutions shall be adopted by majority vote of members present in person or participating through remote communication. The Supervisory Committee shall meet with the minimum frequency as required for discharging its duties and complying with the applicable rules and regulations. D) The resolutions adopted by the Supervisory Committee shall be entered in a minute book in physical or digital format and, in any event, in compliance with the formalities set forth in the applicable regulations in force. In the event meetings were held with the attendance of members from remote locations, their full names and votes shall be recorded and the validity of the decisions adopted shall be put on record in the Minutes. Minutes shall be drafted and signed within a term of five (5) business days after the date of the meeting. In all cases, the minutes to be drafted shall reflect the type of attendance in the case of members participating from a remote location, further indicating the features of the means of communication. E) In case of death, disability, disqualification, resignation, removal or absence, whether permanent or temporary, of the regular members, the alternate members shall substitute for them in the order of appointment. F) The members of the Supervisory Committee shall have the powers and duties set forth under the Argentine Companies Law. G) The General Ordinary Shareholders’ Meeting shall fix the Supervisory Committee’s remuneration pursuant to the provisions of the applicable laws. TITLE VII. SHAREHOLDERS’ MEETINGS. SECTION TWENTY-FOUR: NOTICE OF MEETINGS. (A) Shareholders’ meetings are convened by the Board of Directors or the Supervisory Committee as required by law or as requested by the holders of at least five percent (5%) of the capital stock of the Company. Meetings requested by the shareholders must be held within thirty (30) days after receipt of such request. B) The first and second notice of ordinary shareholders’ meetings may be made simultaneously pursuant to Section 237 of Law No. 19,550, notwithstanding the provision for unanimous meetings. If simultaneous notice was not given, a Shareholders’ Meeting that is held on second notice for failure to reach quorum at its first notice must be held within thirty (30) days thereafter, in compliance with the publication of notices required by the laws. C) Shareholders’ Meetings, irrespective of their kind, may be held from remote locations and may proceed with shareholders present in person or communicated with one another by means of simultaneous transmission of sound, images and words, such as video conferences or other comparable means, always provided that the accreditation, registration, quorum and representation rules are observed and the virtual confluence and simultaneous participation of the attendants, as well as immediacy in the oral communication and vote casting processes, are ensured. The Supervisory Committee shall put on record the legality of the resolutions adopted. The Board of Directors shall establish the rules and further technical matters governing remote attendance at such meetings and their correct registration, all in compliance with the laws in force and the rules issued by the controlling authority. In all cases, remote Shareholders’ Meetings shall maintain the same jurisdiction as the Company’s. The computation of quorum at remote Shareholders’ Meetings shall include the shareholders who are present through the means of simultaneous transmission of sound or image and sound, either existing at present or to be created in the future, and in accordance with the laws in force. SECTION TWENTY-FIVE: SHAREHOLDERS’ REPRESENTATION. A) Shareholders may be represented at any shareholders’ meeting by granting a proxy by private instrument certified by a notary, judicial or bank officer. B) The rights to shares held jointly must be exercised in unison. SECTION TWENTY-SIX: CHAIRMANSHIP. Shareholders’ Meetings shall be presided over by the Chairman of the Board of Directors, or the Director then acting as Chairman of the Board of Directors.

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SECTION TWENTY-SEVEN: QUORUM AND MAJORITIES. Quorum and majority systems are ruled by Sections 243 and 244 of Law No. 19,550 according to the meeting, except for the quorum for an Extraordinary Shareholders’ Meeting on second notice which shall be held regardless of the number of shareholders with a right to vote present at the meeting. TITLE VIII. BALANCE SHEETS AND ACCOUNTS. SECTION TWENTY-EIGHT: FISCAL YEAR. Fiscal years shall begin on July 1 and end on June 30 of the following year. The financial statements required by law and by legal and technical resolutions in force shall be drawn up as of such date. SECTION TWENTY-NINE: ALLOCATION OF PROFITS. (A) Net income shall be allocated in the following order: (1) 5% (five per cent) is retained in a legal reserve until the amount of such reserve equals 20% (twenty per cent) of the Company’s subscribed capital; (2) such amount as fixed by the Shareholders’ Meeting is allocated to fees payable to the Board of Directors and the Supervisory Committee; and (3) the balance to dividends on shares and to the additional share in profits conferred to preferred shares, as applicable, and to dividends on common shares, or to voluntary reserve or contingency reserve funds, carried forward or used for any purpose as determined by the shareholders’ meeting. B) Cash dividends shall be paid proportionally to the corresponding holdings within thirty (30) days of their approval and the right to receive payment on dividends shall expire three (3) years after they were made available to the shareholders. (C) Annual dividends may be paid in cash or in shares and in cash, jointly, except for those corresponding to employee stock ownership programs, if issued, which shall be paid solely in cash in the term established in sub-paragraph (B). Any other dividends are to be made available to the shareholders in a term not in excess of the term established by the regulations of the Argentine Securities Commission, computed in the manner therein established. Irrespective of the provisions under Section 7, when the terms and conditions of issuance of preferred shares do not expressly provide for the manner of payment of the economic preference, the Shareholders’ meeting may establish that it should be paid in shares of the same class as those issued. (D) Quarterly dividend payments may be made in accordance with applicable rules and regulations and the by-laws. (E) Should distribution of dividends in cash be approved, upon including the issue in the agenda as deserving special consideration, payment thereof may be established to be paid in as many installments as the shareholders’ meeting may have decided, subject to the formalities and in the conditions and the total term applicable in conformity with the regulations in force upon making each decision. TITLE IX. DISSOLUTION AND WINDING-UP. SECTION THIRTY: DISSOLUTION AND WINDING-UP. A) When the Company shall decide its dissolution, liquidation shall be performed by the Board of Directors and the Supervisory Committee, unless the shareholders’ meeting shall appoint a liquidation committee, in which case, the Shareholders’ Meeting shall establish the liquidators’ powers. B) Once corporate liabilities have been met and the capital repaid, the surplus amount shall be distributed ratably among the shareholders according to their respective holdings, with the preferences as herein stated.

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